Exhibit 3-6

                                 TRUST AGREEMENT

      This TRUST AGREEMENT, dated as of July 31, 2002 (this "Trust Agreement"), among Public Service Enterprise Group Incorporated, a New Jersey corporation, as "Depositor," and Wachovia Trust Company, National Association, a banking association organized under the laws of the United States, and Morton A. Plawner, as trustees (the "Trustees"). The Depositor and the Trustees hereby agree as follows:

            1. The trust created hereby shall be known as "PSEG Funding Trust IV," in which name the Trustees, or the Depositor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

            2. The Depositor hereby assigns, transfers conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitutes a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801, et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

            3. The Depositor and the Trustees will enter into an amended and restated Trust Agreement, satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the preferred securities and the common securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

            4. The Depositor and the Trustees hereby authorize and direct the Depositor, as the depositor of the Trust, (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-3 or other appropriate form (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to the 1933 Act Registration Statement (including any preliminary prospectus, prospectus or prospectus supplements, and the exhibits contained therein), relating to the registration under the Securities Act of
1933, as amended, of the preferred securities of the Trust and (b) a Registration Statement on Form 8-A or other appropriate form (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the preferred securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange or any other national stock exchange or

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The Nasdaq Stock Market (each, an "Exchange") and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the preferred securities of the Trust to be listed on any of the Exchanges; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the preferred securities of the Trust under the securities or "Blue Sky" laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; (iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the preferred securities of the Trust; and (v) to execute on behalf of the Trust that certain Underwriting Agreement relating to the preferred securities of the Trust, among the Trust, the Depositor and the several Underwriters named therein, substantially in the form included as an exhibit to the 1933 Act Registration Statement. In the event that any filing referred to in clauses (i), (ii) and (iii) above is required by the rules and regulations of the Commission, an Exchange or state securities or blue sky laws, to be executed on behalf of the Trust by any of the Trustees, Morton A. Plawner, in his capacity as a trustee of the Trust, is hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing. In connection with all of the foregoing, the Depositor hereby
constitutes   and   appoints   Morton  A.   Plawner   as  its  true  and  lawful
attorney-in-fact and agent, with full power of substitution and resubstitution, for the Depositor or in the Depositor's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor might or could to in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his respective substitute, shall do or cause to be done by virtue hereof.

            5. This Trust Agreement may be executed in one or more counterparts.

            6. The number of Trustees initially shall be two (2) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. The Trustees may resign upon thirty (30) days' prior notice to the Depositor.

            7. The Depositor hereby agrees to (i) reimburse the Trustees for all reasonable expenses actually incurred (including reasonable fees and expenses of counsel and other experts), and (ii) indemnify, defend and hold harmless the Trustees and any of the officers, directors, employees and agents of the Trustees (the "Indemnified Persons") from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever actually incurred (collectively, "Expenses"), to the extent that such Expenses arise out of or are

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imposed  upon or asserted at any time  against  such  Indemnified  Persons  with respect to the performance of this Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Depositor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

            8. The Depositor may, in its sole discretion, dissolve and terminate the Trust.

            9. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

      IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                                         PUBLIC SERVICE ENTERPRISE GROUP
                                         INCORPORATED, as Depositor

                                         By: /s/ MORTON A. PLAWNER
                                             -----------------------------------
                                         Name:  Morton A. Plawner
                                         Title: Treasurer

                                         WACHOVIA TRUST COMPANY, NATIONAL
                                         ASSOCIATION, as Trustee

                                         By: /s/ AMY L. MARTIN
                                             -----------------------------------
                                         Name:  Amy L. Martin
                                         Title: Assistant Vice President

                                         MORTON A. PLAWNER, as Trustee

                                         /s/ MORTON A. PLAWNER
                                         ---------------------------------------
                                         Morton A. Plawner